Post Holdings, Inc. Investor Presentation December 2013

1 Important Notice Regarding the Information Contained in this Presentation This presentation is intended to facilitate discussions with representatives of these institutions regarding a potential offering of securities of Post Holdings, Inc. (“Post” or the “Company”). This presentation is not being used as an offer to sell or a solicitation of an offer to buy securities of the Company or any of its affiliates in any jurisdiction. Any offering of the Company’s securities will be made only pursuant to a separate and distinct preliminary offering memorandum which would be made available at the time of the public announcement of any offering of the Company’s securities, together with any supplement thereto, including a term sheet specifying the pricing and other terms of the securities being offered. Any such preliminary offering memorandum and supplement thereto will specifically state that you may rely on the information contained therein (but only as of the date of such preliminary offering memorandum or supplement thereto). You should not rely on the information contained in this presentation. This presentation does not purport to be all inclusive or contain all of the information that a prospective investor would need to make an investment decision regarding the Company’s securities. Any preliminary offering memorandum referred to above which is used to offer any securities of the Company may include other information about the Company and the terms and conditions of an investment in its securities that is not included in or differs from the information in this presentation. This additional or differing information will include information that is important to any investment decision regarding the Company’s securities. The information contained in any preliminary offering memorandum referred to above will supersede the information in this presentation in its entirety.

2 Forward-Looking Statements Forward-looking statements are made throughout this presentation. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this presentation. The results of operations and financial condition of Post Holdings, Inc. ("Post" or the "Company") and the businesses Post has agreed to acquire may differ materially from those in the forward-looking statements. Such statements are based on management’s current views and assumptions, and involve risks and uncertainties that could affect expected results, including but not limited to the following: (i) the prospective financial information discussed in slides 16, 21, 25, 35, 39 and 44 and is inherently speculative, and based upon assumptions that, although in some cases presented with numerical specificity, are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Post’s control or relate to future business decisions, some of or all which may change or will vary significantly from actual results; (ii) significant business, economic and competitive uncertainties and contingencies, many of which are beyond Post’s control or relate to future business decisions, some or all of which may change or vary significantly from actual results; (iii) the Company's ability to operate effectively as a stand-alone, publicly traded company, including, without limitation, (a) our high leverage and substantial debt, including covenants that restrict the operation of our business, (b) the Company’s ability to effectively migrate to its own information technology systems, (c) the Company’s ability to achieve benefits from the separation, (d) the Company’s obligations to indemnify Ralcorp if the separation is taxable under certain circumstances, (e) restrictions on the Company’s actions due to tax rules and covenants with Ralcorp; (iv) changes in the Company’s cost structure, management, financing and business operations; (v) the Company’s ability to identify and complete acquisitions, manage our growth and integrate acquisitions; (vi) significant increases in the costs of certain commodities, packaging or energy used to manufacture our products; (vii) consolidations among the consumer goods, retail grocery and foodservice industries; (viii) the Company’s ability to continue to compete in its product market against manufacturers of both branded and private label cereal and other food products and the Company’s ability to retain its market position; (ix) the Company’s ability to service its outstanding debt or obtain additional financing; (x) the Company’s ability to recognize the expected benefits of the closing of its Modesto, California manufacturing facility; (xi) the Company’s ability to maintain competitive pricing, successfully introduce new products or successfully manage our costs; (xii) the Company’s ability to successfully implement business strategies to reduce costs; (xiii) impairment in the carrying value of goodwill or other intangibles; (xiv) the loss or bankruptcy of a significant customer; (xv) allegations that the Company’s products cause injury or illness, product recalls and product liability claims and other litigation; (xvi) the Company’s ability to anticipate changes in consumer preferences and trends; (xvii) changes in consumer demand for the Company’s products; (xviii) disruptions in the U.S. and global capital and credit markets; (xix) labor strikes or work stoppages by the Company’s employees; (xx) legal and regulatory factors, including changes in food safety, advertising and labeling laws and regulations; (xxi) disruptions or inefficiencies in supply chain; (xxii) fluctuations in foreign currency exchange rates; (xxiii) change in estimates in critical accounting judgments and changes to or new laws and regulations affecting the Company’s business; (xxiv) losses or increased funding and expenses related to our qualified pension plan; (xxv) loss of key employees; (xxvi) changes in weather conditions, natural disasters and other events beyond the Company’s control; (xxvii) business disruptions caused by information technology failures; and (xxviii) other risks and uncertainties included under “Risk Factors” in the Preliminary Offering Memorandum and those included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

3 Forward-Looking Statements (cont’d) You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in its expectations. Prospective Financial Information The prospective financial information provided in this presentation regarding Post’s future performance, and the future performance of the businesses Post has agreed to acquire, represents Post management’s estimates as of the date of this presentation only. This information, which has not been audited, consists entirely of forward-looking statements, has been prepared by Post management and is qualified by, and subject to, certain assumptions, risks and uncertainties that may cause actual results to differ materially. Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the information will not materialize or will vary significantly from actual results. Accordingly, the prospective financial information provided in this presentation is only an estimate of what Post management believes is realizable as of the date of this presentation. It should also be recognized that the reliability of any forecasted financial data diminishes the farther in the future that the data is forecast. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.

4 Additional Information Non-GAAP Financial Measures While the Company reports financial results in accordance with accounting principles generally accepted in the U.S., this presentation includes the non-GAAP measure Adjusted EBITDA which is not in accordance with or a substitute for GAAP measures. Post considers Adjusted EBITDA an important supplemental measure of its performance and ability to service debt. Adjusted EBITDA is often used to assess our performance because it allows comparison of operating performance on a consistent basis across periods by removing the effects of various items. Adjusted EBITDA has various limitations as an analytical tool as discussed in the Preliminary Offering Memorandum, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. For a reconciliation of Adjusted EBITDA to the comparable GAAP measures, see “Historical Financials Reconciliation” in the appendix. This presentation also includes supplemental financial measures related to our acquisitions of certain assets of Hearthside Food Solutions, LLC (the “Hearthside assets” or "Hearthside"), Premier Nutrition Corporation (“Premier Nutrition”), Dakota Growers Pasta Company (“Dakota”), Golden Boy Foods Ltd. (“Golden Boy”) and Dymatize Enterprises, LLC (“Dymatize”), including Pro Forma Adjusted EBITDA and related ratios. This data has not been prepared in accordance with the requirements of Regulation S-X or any other securities laws relating to the presentation of pro forma financial information. This data is presented for informational purposes only and does not purport to represent what our actual financial position or results of operations would have been if the acquisitions have been completed as of an earlier date or that may be achieved in the future. For more information on how Pro Forma Adjusted EBITDA is calculated, please see “Transaction Overview.” For a reconciliation of Pro Forma Adjusted EBITDA to Adjusted EBITDA, see “Annual Historical Financials Reconciliation” in the appendix. Please note that the financial information presented herein for Golden Boy was prepared by its management in accordance with Canadian generally accepted accounting principles for private enterprises, and therefore may not be entirely comparable to our financial information. Financial Information for Acquired or to be Acquired Businesses The financial information set forth in this presentation for the Hearthside assets, Premier Nutrition, Dakota, Golden Boy and Dymatize are estimates based on the internal financial statements for those businesses that were prepared by their respective prior management (or current management in the case of Dakota, Golden Boy and Dymatize). These internal financial statements have not been audited or reviewed by our independent auditors or any other accounting firm. As a condition to closing the acquisition of Dakota, we will receive audited financial statements of the Dakota business, and we will obtain audited financial statements as of and for the year ended December 31, 2013 for each of the Golden Boy and Dymatize businesses following completion of those acquisitions. The results reflected in those audited financial statements may vary from the information provided in this presentation. Trademarks and Brands The logos, trademarks, trade names, and service marks mentioned in this presentation, including Honey Bunches of Oats®, Pebbles™, Post Selects®, Great Grains®, Spoon Size® Shredded Wheat, Post® Raisin Bran, Grape-Nuts®, Honeycomb®, Attune®, Uncle Sam®, Erewhon®, Golden Temple™, Peace Cereal®, Sweet Home Farm®, Willamette Valley Granola Company™, Premier Protein® and Joint Juice® are currently the property of Post or used with Post’s permission.

5 Additional Information (cont’d) Market and Industry Data This presentation includes industry and trade association data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. Post has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. Similarly, Post believes its internal research is reliable, even though such research has not been verified by any independent sources and Post cannot guarantee its accuracy or completeness. Market share data is based on information from Nielsen Expanded All Outlets Combined (“xAOC”).

[Intentionally deleted] 6

Transaction Overview

Sources & Uses

($ in mm)

Sources	$ Amount
Cash	$390
New Convertible Preferred	300
Total Sources	**$690**

Uses	$ Amount
Fund Acquisitions	$681
Fees	9
Total Uses	**$690**

Transaction Rationale/Commentary

- Raises long-term permanent capital
- Provides financial flexibility in light of recently announced acquisitions and potential future acquisitions
- Takes advantage of strong market conditions

Pro Forma Capitalization

($ in mm)	Actual 9/30/13	Adj.	Pro Forma Dakota [1]	Adj.	Pro Forma Acquisitions [1]
Cash	$440 [2]	$137 [3]	$577	($390)	$188
7.375% Sr. Unsecured Notes	1,375	-	1,375	-	1,375
New 6.750% Sr. Unsecured Notes	-	525	525	-	525
Total Debt	**$1,375**	**$525**	**$1,900**	**$0**	**$1,900**
Existing Convertible Preferred	242	-	242	-	242
New Convertible Preferred [4]	-	-	-	300	300
Shareholders' Equity	1,499	-	1,499	-	1,499
Total Capitalization	**$3,115**	**$525**	**$3,640**	**$300**	**$3,940**
Operating Metrics LTM 9/30/13					
Adjusted EBITDA	$244 [5]	$40 [6]	$285	$59 [7]	$344
Interest Expense [8]	101	35	137	-	137
Interest Expense + Dividends [9]	116	35	151	12	163
Credit & Coverage Statistics					
Total Debt / Adjusted EBITDA	5.6x		6.7x		5.5x
Net Debt / Adjusted EBITDA	3.8x		4.6x		5.0x
Adjusted EBITDA / Int. Expense	2.41x		2.08x		2.51x
Fixed Charge Coverage Ratio [10]	2.17x		1.94x		2.12x

Note: We are currently exploring opportunities to enter into new credit facilities in amounts between $275mm and $350mm, which we would expect to be secured by all or a significant portion of our assets, subject to market conditions. However, there can be no assurance that we will be able to enter into new credit facilities on terms and conditions acceptable to us.

(1) The pro forma data presented in this table and throughout this presentation has not been prepared in accordance with the requirements of Regulation S-X and has not been derived from any pro forma financial statements. Such data consists of the sum of the operating results for Post and the unaudited estimated results for the applicable pending or consummated acquisition for the LTM period, without further pro forma adjustment, except as otherwise noted.
(2) Includes restricted cash balance of $38.1mm.
(3) Proceeds from $525mm Sr. Unsecured Notes Offering, less Dakota purchase price of $370mm and assumed fees of $18mm.
(4) Assumes 2.5% coupon.
(5) 9/30/13 LTM Adjusted EBITDA pro forma for Premier Nutrition and the Hearthside assets.
(6) Management's estimate of Dakota 9/30/13 LTM Adjusted EBITDA.
(7) EBITDA adjustment includes estimated CAD33mm of 9/30/13 LTM Adjusted EBITDA for Golden Boy, converted at the average 9/30/13 LTM conversion rate of $0.9853/CAD1.0000 and estimated $27mm of 9/30/13 LTM Adjusted EBITDA for Dymatize. These unaudited estimated results are based upon unaudited data provided by Golden Boy and Dymatize management.
(8) Interest expense pro forma for the issuance of additional senior notes in October 2012 and July 2013.
(9) Total interest expense plus tax-affected preferred dividends. Pro forma for the issuance of convertible preferred securities in February 2013.
(10) Denominator of fixed charge coverage ratio includes total net interest expense plus tax-affected preferred dividends.

7

8 Post Holdings, Inc. Overview

Post Holdings Overview

- Post Holdings, Inc. ("Post Holdings", "Post" or the "Company") is a consumer packaged goods company operating in center-of-the-store, active nutrition and private label categories
  - As of December 9, 2013, parent company of Post Foods, LLC, Attune Foods, LLC and Premier Nutrition Corporation
  - Three pending acquisitions: Dakota Growers Pasta Company, Golden Boy Foods Ltd. and Dymatize Enterprises, LLC
- Post Foods, LLC ("Post Foods") is the third largest seller of ready-to-eat (RTE) cereals in the U.S. (1)
  - Owner of the fourth largest brand in the RTE category, Honey Bunches of Oats ("HBO") (1)
  - Key Post Foods brands include the following:

Honey Bunches of Oats | Grape-Nuts | Honeycomb | Pebbles | Alpha-Bits | Post Selects | Great Grains | Golden Crisp | Raisin Bran | Shredded Wheat | Waffle Crisp

- Attune Foods, LLC ("Attune Foods")
  - Recently acquired brands in the Natural and Organic channel of Attune Foods include the following:

attune foods | Willamette Valley Granola Company | Peace Cereal | Erewhon | Golden Temple | Uncle Sam | Sweet Home Farm

- Brands recently acquired through Premier Nutrition Corporation ("Premier Nutrition") include the following:

Premier Protein | Joint Juice

(1) Based on Nielsen xAOC market share for the 52-week period ending 11/23/13.

9

Attune Foods/Hearthside Assets

High Growth Natural and Organic Category

- Formed from two recent acquisitions, Attune Foods and certain assets of Hearthside Food Solutions
- Provides footprint and opportunity to participate in high growth natural, organic, non-GMO verified, branded and private label, cereal, granola and snack categories
- Hearthside assets bring a 40-year legacy and a leadership position in the all-natural and organic cereal and granola segment and complement the Attune Foods brand portfolio
- Operated independently from Post Foods segment to enhance focus, growth and effectiveness


Erewhon
SUPERGRAINS
BUCKWHEAT & HEMP
Uncle Sam
Original
attune
Erewhon
Honey Grahams


Peace
Vanilla Almond
Willamette Valley
Granola Chips
Pecan
Granola
Maple Pecan

10

Premier Nutrition Corporation

High Growth Active Nutrition and Supplement Category

- Premier Protein
  - Established active lifestyle brand with leadership positions in both the shake and bar categories
  - Offers convenient and nutritious products designed for mainstream consumers
  - Products are uniquely formulated to deliver leading levels of protein while maintaining a lean nutritional profile
  - Participates in the ~$8bn Global Active Nutrition category [(1)]


Premier Protein
30g
Premier Protein
30g

- Joint Juice
  - A pioneer in joint health beverages with a leadership position in its category
  - Products provide beverage and liquid-based solutions, designed to be a convenient way to keep joints healthy and flexible without the burden of a daily pill regimen
  - Each product is designed to deliver at least 1,500mg of glucosamine, representing a daily supply, along with other vitamins and minerals


NEW!
Joint Juice
Joint Juice
Joint Juice

Significant opportunity to expand distribution into grocery and drug channels

(1) Euromonitor RSP Sales. Global Active Nutrition Sales based on Euromonitor Sports Nutrition category.

11

12 Strong Cash Flow Generating Business in a Stable Market Dakota Growers Pasta Company  Leader in the North American pasta market with a vertically-integrated durum wheat milling and pasta production operation that manufactures over 150 different shapes of pasta  Holds leading market positions across multiple channels (private label retail, foodservice and ingredient) of the North American pasta market  Owns and operates two state-of-the-art facilities in Carrington, North Dakota and New Hope, Minnesota with a combined annual pasta production capacity of over 500mm pounds

Evolution of Post Holdings February 2012: Post completes tax-free spin-off from Ralcorp Holdings and begins trading on the NYSE as a stand-alone company February 2012 December 2013 December 2012: Post acquires assets of Attune Foods, a maker of natural and organic cereals September 2013: Post announces the acquisition of Dakota Growers Pasta Company, a private label pasta manufacturer September 2013: Post acquires active nutrition and supplements businesses of Premier Nutrition Corporation December 2013: Post announces the acquisitions of Golden Boy Foods Ltd., a manufacturer of private label peanut and other nut butters, dried fruit and nut snacks, and Dymatize Enterprises, LLC, a manufacturer of nutritional supplements May 2013: Post completes acquisition of certain assets from Hearthside Food Solutions, LLC, maker of natural and organic cereals and granola 13 Post has expanded in both its core category and established new platforms

Platforms Creating Optionality Private Label  Steady cash flow generation  Market share growth opportunity Center-of-the-Store Active Nutrition  Attractive, stable categories  Centered on strong, iconic brands  Robust margins, strong and consistent cash flow generation  Increased exposure to organic and natural  Significant growth opportunities  Secular trends in health and wellness  Dynamic industry fundamentals Post intends to continue to expand organically and through M&A on these platforms 14 Post is focused on three platforms to drive growth and shareholder return Note: Dakota, Golden Boy and Dymatize acquisitions are pending. Private Label Cereal Private Label Granola

15 Overview of Pending Acquisitions

Overview of Acquisitions Announced this Week 16  Post Holdings to acquire Golden Boy Foods Ltd. ("Golden Boy") and Dymatize Enterprises, LLC ("Dymatize") for ~CAD320mm and ~$380mm, respectively  Golden Boy has a portfolio of higher growth, higher margin organic and natural products  Golden Boy purchase price represents ~9.0x – 9.5x expected calendar year 2014 Adjusted EBITDA  Post expects to combine Golden Boy with Dakota to be managed by current Golden Boy CEO, Richard Harris  Strong business relationships with growing customers  Dymatize provides further penetration into the active nutrition category  Dymatize purchase price represents ~9.0x – 9.5x expected calendar year 2014 Adjusted EBITDA net of anticipated tax benefits of $40-45mm − Performance-based cash earn-out agreement for up to an additional $17.5mm  Manufacturer and marketer of premium protein powders, bars and nutritional supplements  One of the few vertically integrated companies in the nutrition and sports supplement market  Impressive team led by CEO Greg Venner  Both transactions are expected to be immediately accretive to cash flow  Transactions expected to be financed with a combination of cash on hand and proceeds from the convertible preferred stock offering  Acquisitions are targeted to close in early February 2014, subject to regulatory approvals

Acquisitions Consistent with Post's Long-Term Strategy and Existing Portfolio 17 Private Label Active Nutrition Private Label Cereal Private Label Granola Current New Acquisitions

Expanding in Large and Growing Categories 18 Global Active Nutrition Sales (1) U.S. Organic Packaged Food Sales (2) Source: Euromonitor RSP sales. (1) Global Active Nutrition Sales based on Euromonitor Sports Nutrition category. (2) U.S. Organic Packaged Foods RSP sales from Euromonitor. $3.0 $3.4 $3.7 $4.0 $4.3 $4.9 $5.3 $5.5 $6.2 $7.0 $7.8 $8.6 $9.4 $10.2 $11.0 $11.8 2002A 2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E $4.3 $5.0 $5.8 $6.7 $7.8 $9.3 $10.6 $10.3 $10.6 $11.1 $11.5 $12.0 $12.6 $13.3 $14.0 $14.7 2002A 2003A 2004A 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A 2013E 2014E 2015E 2016E 2017E ($ in bn) ($ in bn) ’02A – ’17E CAGR: 9.6% ’02A – ’17E CAGR: 8.6%

Golden Boy Overview 19 Fruit & Nut Products Overview Nut Butter Products  Manufacturer, marketer and distributor of private label products:  Peanut and other nut butters  Snack nuts and dried fruits  Significant business transformation since 2011  Focused on organic/natural products and nut butter growth  New key customers  Key management additions  Headquartered near Vancouver, Canada  Has 5 plants including 3 in Canada and 2 in the U.S.

20  Nut Butter  U.S. retail nut butter sales have grown at an average of 7% per year from 2007 to 2012 and are projected to grow an additional 6% annually between 2012 and 2017 (1)  Category growth driven by increased consumption of specialty nut butters (almond, cashew) and innovation (natural and honey peanut butters)  Peanut butter has high household and private label penetrations  Nuts and Dried Fruits  High private label penetration Strong Product Categories with High Private Label Penetration Fast-Growing Key Customers Expected to Drive Growth in Post’s Private Label Segment Strong Management Team Golden Boy Strategic Rationale  Golden Boy's key customers are outpacing supermarket industry growth  Transparent pricing model with key customers  Significant and important addition to Post's private label footprint  Enhances Company growth through fast-growing natural and organic products  Additional roll-up opportunities in the nut butter and snack nut categories  Post expects to combine Golden Boy with Dakota  Golden Boy's impressive management team is led by Richard Harris, who will also manage the combined business Sustainable Consumer Fundamentals  Rapid growth in the natural/organic industry due to lifestyle changes  Consumers at all income levels adopting healthier eating habits (1) Nut Butter industry information based on Euromonitor Nut and Seed-based Spreads category.

Golden Boy Foods 21  Golden Boy’s fiscal year end is 12/31  Post estimates Golden Boy’s September 2013 LTM Adjusted EBITDA was CAD32.8mm or approximately $32.3mm (1)  Post management expects that recent trends within the nut butter category will continue and that Golden Boy will participate in growth and is well-positioned to gain share because of its attractive distribution channels  For calendar year 2014, Post expects Golden Boy to generate CAD34-36mm of Adjusted EBITDA, or approximately $32-34mm (2) (1) Converted at the average 9/30/13 LTM conversion rate of $0.9853/CAD1.0000. (2) Converted at the current conversion rate of $0.9395/CAD1.0000.

Dymatize Overview 22 Supreme Protein Overview Supreme Protein Brand Products Dymatize Overview Dymatize Brand Products  Manufacturer and marketer of premium nutritional sports supplements, including powders and bars  Science-based, sports nutrition product line serving both dedicated athletes and casual consumers  Targets males  Products include proteins and weight gainers and complementary products such as amino acids/nitric oxide  One of the few vertically-integrated companies in the nutrition and sports supplement market  Primary distribution channels include Specialty Retail and Internet  Focused on branded high protein/low carbohydrate bars, drinks and powders  Re-positioning the brand under the premise of “fueling active lifestyles”  Targets females  Aggressive new product platform  Currently ranks sixth in market share for protein bars including all measured channels (1)  Primary distribution channel is FDM Dymatize’s portfolio includes the Dymatize and Supreme Protein brands (1) Based on Nielsen xAOC market share for the 52-week period ending 11/23/13.

23  Global Active Nutrition is an ~$8bn retail sales category which has grown at an average of 10% per year from 2007 to 2012  The majority of Dymatize’s sales are classified as protein, a category which comprises nearly 83% of the Global Active Nutrition category  The majority of Dymatize’s sales are in the U.S. market, which represents nearly $5bn, or 60% of worldwide sales − Growth in the U.S. over the past five years has added nearly $2bn in additional sales Active Nutrition is a Large and Growing Category (1) On-Trend with Consumer Health and Convenience Trends Opportunity for Continued Consolidation and Scale Benefits Strong Management Team Dymatize Strategic Rationale  Growing awareness of protein benefits has led to broad adoption across generations and genders as protein products are marketed and positioned as healthy and convenient meal replacements  More on-the-go formats such as protein RTD, bars and powders showed substantial growth in 2012  Fragmented Active Nutrition category offers opportunities for further consolidation  The addition of Dymatize will expand Post’s existing Active Nutrition segment  Meaningful growth potential in FDM with the addition of Supreme Brand to Post’s existing portfolio  Dymatize's professional management team sets it apart from many of its more entrepreneurially-driven competitors (1) Global Active Nutrition based on Euromonitor Sports Nutrition category. Solid Core Brand Identity  Dymatize has a strong core brand identity built on science, safety, efficacy and taste

24 Active Nutrition Multi-Channel Distribution Strategy Specialty FDM Club C-Store Online Shared Centers of Excellence – Sales, Marketing Services, etc. Common R&D Drives Innovation

Dymatize Enterprises 25  Dymatize’s fiscal year end is 12/31  Post estimates Dymatize’s September 2013 LTM Adjusted EBITDA was $26.9mm  Post management expects LTM growth in calendar Q4 2013  For calendar year 2014, Post expects Dymatize to generate $35-38mm of Adjusted EBITDA  Transaction is structured to allow Post to benefit from amortization of tax basis resulting in a net present value benefit expected to be approximately $40-45mm  Since 2011, the Global Active Nutrition category, according to Euromonitor, has grown at a compound annual growth rate of approximately 11%  The Dymatize brand, which comprised approximately 85% of Dymatize’s net sales for the LTM period ended 9/30/13, has substantially exceeded the category

26 Post Holdings, Inc. Investment Considerations

Investment Considerations 27  Stable RTE business generates substantial free cash flow  Capital allocation into categories that are growing or consolidating or that provide cost or sale advantages  Manufacturing infrastructure with capacity for additional volume and supply chain under construction should enable enterprise-wide synergies  Each unit has a high cash flow business model  Organic growth opportunities  Tax-efficient acquisitions  Experienced management team

Stable RTE Business Category 28  Generates substantial free cash flow  The RTE cereal category is large and stable  Appeals to a wide range of consumers who seek value, taste, health, performance and convenience  Highly promoted category  Considered a key category for retailers with respect to driving traffic RTE Cereal Retail Sales (1) (1) Nielsen FDMW-3-outlet & Walmart consumption data in calendar years. $7.6 $8.0 $8.1 $8.4 $8.9 $9.0 $8.7 $8.9 $8.8 $8.7 2004A 2005A 2006A 2007A 2008A 2009A 2010A 2011A 2012A LTM 5/25/13 ($ in bn)

Expanding Strong Product Portfolio into High Growth Categories 29 Center-of-the-Store/Iconic Post Foods Brands Center-of-the-Store/ Attune Foods Active Nutrition Private Label Note: Dakota, Golden Boy and Dymatize acquisitions are pending. Private Label Cereal Private Label Granola

Capital Allocation Creates Optionality Private Label  Steady cash flow generation  Market share growth opportunity Center-of-the-Store Active Nutrition  Attractive, stable categories  Centered on strong, iconic brands  Robust margins, strong and consistent cash flow generation  Increased exposure to organic and natural  Significant growth opportunities  Secular trends in health and wellness  Dynamic industry fundamentals Post intends to continue to expand organically and through M&A on these platforms 30 Post is focused on three platforms to drive growth and shareholder return Note: Dakota, Golden Boy and Dymatize acquisitions are pending. Private Label Cereal Private Label Granola

Flexible and Scalable Manufacturing and Distribution Network 31 Jonesboro, Arkansas  Built in 1993  320,000 square feet located on 80 acres with 40 acres available for expansion  Production line: Batch cook and shredded  Focused facility manufacturing Honey Bunches of Oats and Shredded Wheat products  High performance work system facility designed and built from the ground up with employees involved in all aspects of management  Non-union Niagara Falls, Ontario, Canada  Built in early 1900’s  190,000 square feet located on 6.6 acres  Production lines: Batch cook, shredded and shreddies  Serves entire Canadian market; approved supplier for U.S. products  Canadian Auto Workers Union  Manufacturing built in 1920s and 1930s; distribution center built in 1996  One of the largest ready-to-eat cereal manufacturing facilities in U.S.  1,900,000 square feet located on 68 acres with acreage for expansion  Production lines: Gun puff grain, gun puff flour, extrusion, batch cook, continuous cook, mix and pack and cooker extruder – crisp rice  United Cereal, Bakery & Food Workers Union Battle Creek, Michigan  200,000 square feet Redlands, California  200,000 square feet Battle Creek, Michigan  500,000 square feet Olive Branch, Mississippi  520,000 square feet Cedar Rapids, Iowa Parsippany, NJ St. Louis, MO Manufacturing Distribution Administrative Office Headquarters Irvine, CA National network enables the Company to be flexible and nimble in its ability to gain scale with new product introductions  Built in 1976  282,000 square feet located on 80 acres with 60 acres for available expansion  Production lines: Continuous cook, bakery and extruded  Serves the western region of the U.S. at reduced transportation cost for Bran and Raisin Bran products  General Teamsters Union  Production relocation expected to be completed by Sep. 2014 Modesto, California  135,000 square feet  Capable of producing a wide variety of product and package formats  Also includes 30,000 square foot finished goods warehouse  Leased by Post through Hearthside assets acquisition Eugene, Oregon San Francisco, CA Phoenix, AZ  2 distribution centers  1 administrative office Toronto, Canada Rogers, AR Note: Does not include assets acquired through the announced acquisitions of Dakota, Golden Boy and Dymatize.

High Cash Flow Business Model 32 Recurring revenue stream supported by strong market position and stabilizing category trends Attractive Adjusted EBITDA margins Limited capex needs Modest working capital requirements 1 2 3 4 Key Cash Flow Characteristics

33 − Recently introduced HBO Greek Yogurt and Great Grains Protein Blends − Introducing higher protein options across the portfolio Virtually every product in the portfolio has been impacted through either product acquisition, extension, redesign, enhancement or packaging Innovation Renovation Expand Price Spectrum Channel − Contemporize portfolio with Grape-Nuts Fit, Post Shredded Wheat − Reformulating Grape-Nuts and some Great Grains formulas to be non-GMO − Private label − Bagged items − Natural, Healthy, Dollar, Club − Foodservice, Ingredient Organic Growth Opportunities (Post Foods)

34 − Category growing at approximately 11% CAGR for 2011 – 2013 (1) − Supreme Protein re-launch − Premier Protein distribution gains Active Nutrition Private Label − New distribution − Growing categories (nut butter) − Cross-channel into foodservice − Expand ingredient business Organic Growth Opportunities (cont’d) Note: Dakota, Golden Boy and Dymatize acquisitions are pending. (1) Global Active Nutrition Sales based on Euromonitor Sports Nutrition category. Growth in both categories expected to be driven by strong industry growth and expanded distribution

Tax-Efficient Acquisitions

	Acquisition	Transaction Size	Expected NPV of Tax Benefits (1)	Portfolio
Recent Acquisitions	Premier Nutrition	$180mm	$22-26mm	▪ *Premier Protein* ▪ *Joint Juice*
	Hearthside Assets	$160mm	$25-30mm	▪ *Peace Cereal* ▪ *Sweet Home Farm* ▪ *Willamette Valley Granola* ▪ Private label granola ▪ Private label cereal
	Attune Foods (Simple Ingredients. Simply Made.)	$9mm	---	▪ *Attune* ▪ *Uncle Sam* ▪ *Erewhon*
	Total	**$349mm**	**~$52mm**	
Pending Transactions	Golden Boy	~$300mm (2)	---	▪ Private label peanut and other nut butters, dried fruit and nut snacks
	Dymatize Nutrition	$380mm	$40-45mm	▪ *Dymatize* ▪ *Supreme Protein*
	Dakota Growers Pasta Co.	$370mm	---	▪ Private label pasta
	Total	**~$1,050mm**	**~$43mm**	

(1) Based on management's NPV estimate of tax benefits.
(2) Golden Boy transaction size converted at the current conversion rate of $0.9395/CAD1.0000.

35

36 Bill Stiritz Chairman and CEO  Long and distinguished career with notable leadership positions across consumer products companies  Served as the Chairman of the Board of Directors of Ralcorp Holdings, Inc. since 1994, until Post spin-off  Extensive managerial expertise, including Chairman at a number of public and private companies, experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations  Has executed more than 14 spin and divestiture transactions to create shareholder value while serving as CEO of Ralston Purina (now Nestlé Purina) Terry Block President and COO  Extensive operating and marketing experience in branded foods and consumer products, including 34 years at Ralston Purina (now Nestlé Purina)  Previous positions have included President of Nestlé Purina’s North American pet food business and Chief Operating Officer, North American Pet Foods, Ralston Purina Company  Oversees the implementation of Post’s strategic plan of growing its brands, improving innovation and extending into adjacent categories  Undergraduate degree from Earlham College and MBA from Washington University in St. Louis Rob Vitale CFO  Significant experience in the branded food, food ingredients and branded consumer products segments  Previous positions have included President and CEO of AHM Financial Group, a diversified provider of insurance brokerage and wealth management, Chairman and majority shareholder of The Bargain Shop, and a partner at Westgate Group, a consumer-oriented private equity firm based in St. Louis  Considerable operational and financial expertise, including experience with complex financings, acquisitions and divestitures, and board-level corporate governance  Undergraduate degree from St. Louis University and MBA from Washington University in St. Louis Jim Holbrook EVP, Marketing  Previous positions have included CEO of EMAK Worldwide, Inc., a family of marketing services agencies, CEO for a portfolio of agencies at the Interpublic Group, one of the world’s largest advertising and marketing holding companies, CEO and part- owner of Zipatoni, a marketing agency, which was later sold to Interpublic in 2001  Began his career at Procter & Gamble and then Ralston Purina (now Nestlé Purina)  Undergraduate degree from Vanderbilt University and MBA from Washington University in St. Louis Experienced Management Team

Experienced Management Has a Two-fold Strategy for Building Long-Term Value 37  Invest behind existing business to drive market share  Drive entrepreneurial culture internally to support all brands  Continue innovation and/or renovation focused on existing brands  Expand price and channel spectrum  Execute value-enhancing acquisitions that leverage core capabilities and/or expand portfolio into higher growth categories Improve Operating Model to Ensure Reliability of Cash Flow and Consistency of Free Cash Flow Effectively Use Strong Cash Flow Generation

38 Financial Update

FY2013 Performance and 2014 Estimates

FY2013 Results (1) and 2014 Estimates

- Post full year results for FY2013:
  - Net Sales of $1.03bn
  - Adjusted EBITDA of $217mm
- 2014 estimates:
  - Post is expected to generate Adjusted EBITDA of approximately $245mm to $260mm, including acquisitions completed through FY2013 (2)
  - Dakota is expected to generate $42mm to $46mm on a full year basis
  - Golden Boy is expected to generate $32mm to $34mm on a full calendar year basis (3)
  - Dymatize is expected to generate $35mm to $38mm on a full calendar year basis

Adjusted EBITDA

($ in mm)



Guidance (2):
~$245 - $260
$215
$217
LTM 9/30/12A
LTM 9/30/13A
LTM 9/30/14E

Dakota Adjusted EBITDA (4)

($ in mm)



$40
$42 - $46
LTM 9/30/13A
LTM 10/31/14E

Golden Boy Adjusted EBITDA (4)

($ in mm)



$32
$32 - $34
LTM 9/30/13A
LTM 12/31/14E

Dymatize Adjusted EBITDA (4)

($ in mm)



$27
$35 - $38
LTM 9/30/13A
LTM 12/31/14E

Note: The above represents management's estimates as of the date of this presentation only. Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the information will not materialize and that actual results may vary significantly from the guidance. Please see "Prospective Financial Information" on page 3 of this presentation.

(1) See "Annual Historical Financials Reconciliation" in appendix for a reconciliation from operating profit to Adjusted EBITDA.
(2) FY2014E estimates include acquisitions completed through FY2013. Amounts exclude the Dakota, Golden Boy and Dymatize acquisitions.
(3) Post expects Golden Boy to contribute CAD34-36mm of Adjusted EBITDA, or approximately $32-34mm, using the current conversion rate of $0.9395/CAD1.0000.
(4) Amounts are not included in guidance estimates discussed in footnote (2).

39

40 Appendix

Annual Historical Financials Reconciliation

($ in mm)

	Fiscal Year Ended September 30,			
	2010	2011	2012	2013
Operating profit	$ **190.8**	$ **(368.6)**	$ **139.1**	$ **107.8**
Depreciation and amortization	55.4	58.7	63.2	76.8
EBITDA	$ **246.2**	$ **(309.9)**	$ **202.3**	$ **184.6**
Stock compensation	1.9	1.1	4.5	10.5
Nonrecurring cash compensation/retention	0.3	–	0.9	–
Transition and integration costs	7.7	–	–	–
Intangible asset impairment	19.4	566.5	–	2.9
Mark to market adjustments on economic hedges	–	7.1	0.3	0.9
Intercompany servicing fees	–	(3.7)	(0.8)	–
Separation costs	–	2.8	12.5	8.9
Inventory revaluation adjustment on acquired business	–	–	–	1.4
Restructuring and plant closure costs	–	–	–	4.8
Acquisition related transaction costs	–	–	–	2.7
Public company costs	(15.0)	(15.0)	(5.1)	–
Adjusted EBITDA	$ **260.5**	$ **248.9**	$ **214.6**	$ **216.7**
Acquisition adjustments (1)				$ 67.8
Pro Forma Adjusted EBITDA				$ **284.5**
Adjusted EBITDA from Golden Boy and Dymatize (2)				$ 59.2
Pro Forma Adjusted EBITDA (incl. Golden Boy and Dymatize)				$ **343.7**

Note: The pro forma data presented in this table has not been prepared in accordance with the requirements of Regulation S-X and has not been derived from any pro forma financial statements. Such data consists of the sum of the operating results for Post and the unaudited estimated results for the applicable pending or consummated acquisition, without further pro forma adjustment, except as otherwise noted. Dakota, Golden Boy and Dymatize acquisitions are pending.

(1) Represents management's estimate of the Adjusted EBITDA of the Hearthside assets, Premier Nutrition and Dakota for the 9/30/13 LTM period, excluding any contributions from synergies or cost savings expected in future periods and excluding any contribution already represented in reported figures.

(2) Represents management's estimate of the Adjusted EBITDA of Golden Boy and Dymatize for the 9/30/13 LTM period, excluding any contributions from synergies or cost savings expected in future periods. Golden Boy Adjusted EBITDA converted at the average 9/30/13 LTM conversion rate of $0.9853/CAD1.0000.

41

42 Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA  Pro Forma Adjusted EBITDA gives effect to the Hearthside assets and Premier Nutrition acquisitions as if those acquisitions had occurred on 10/1/12, by adding management’s estimate of the Adjusted EBITDA for each of the businesses (based on the monthly financial statements that were prepared by their respective prior management)  The following table reconciles Adjusted EBITDA to Pro Forma Adjusted EBITDA: ($ in mm) FY2013 Adjusted EBITDA $216.7 Hearthside assets (Attune Foods) Adjusted EBITDA (1) 10.7 Premier Nutrition Adjusted EBITDA (2) 16.7 Pro Forma Adjusted EBITDA (3) $244.1 (1) Includes management’s estimate of the Adjusted EBITDA of the Hearthside assets for the period from 10/1/12 through 5/27/13; does not include any contributions from synergies or cost savings. (2) Includes management’s estimate of Adjusted EBITDA from 10/1/12 through 8/31/13, including adjustments to remove certain non-recurring compensation and transaction related costs; does not include any contributions from synergies or cost savings. (3) Businesses owned as of 9/30/13.

Post Holdings M&A Activity

Post management intends to continue M&A to build shareholder value

- Post has been acquisitive since early 2013. As a result, Post's financial statements as filed on Form 10-K include the partial year impact of certain acquisitions. Additionally, three acquisitions are pending.
- The following table sets forth the composition of Post Holdings assuming pending transactions close as announced:

Acquisition	Date Acquired/ Est. Acquisition Date	Fiscal Year (pre-acquisition)
Post Foods, LLC	At Spin-Off	9/30
Post Foods Canada, Inc.	At Spin-Off	9/30
Attune Foods, LLC (1)	5/28/13	12/31
Premier Nutrition Corporation/Premier Protein	9/1/13	12/31
Dakota Growers Pasta Company	Jan. 2014	10/31
Golden Boy Foods Ltd.	On or around 2/1/14	12/31
Dymatize Enterprises, LLC	On or around 2/1/14	12/31

(1) Initial acquisition of Attune Foods, Inc. was immaterial.

43

Expected Contribution of Acquisitions 44 Company 9/30/13 2014E (1) LTM Adjusted EBITDA LTM Adjusted EBITDA Period Post Foods, Post Foods Canada, Attune Foods and Premier Nutrition $244.1 $245-260 9/30 Dakota Growers $40.4 $42-46 10/31 Golden Boy (2) $32.3 $32-34 12/31 Dymatize $26.9 $35-38 12/31 Total $343.7 Note: Dakota, Golden Boy and Dymatize acquisitions are pending. (1) Represents management’s best estimate. Entities have different time periods of inclusion. (2) Golden Boy 9/30/13 LTM EBITDA converted at the average 9/30/13 LTM conversion rate of $0.9853/CAD1.0000. Post expects Golden Boy to contribute CAD34-36mm of Adjusted EBITDA, or approximately $32-34mm, using the current conversion rate of $0.9395/CAD1.0000. ($ in mm)

Historical Financials Reconciliation LTM Period Ending 9/30/13 45 LTM Period Ending September 30, 2013 Hearthside Assets Premier Nutrition Dakota Golden Boy (1) Dymatize Earnings Before Tax $ 10.2 $ (3.8) $ 34.8 CAD 20.6 $ 6.6 Depreciation and amortization 5.6 7.8 10.7 6.8 10.4 Interest expense, net – 2.7 – 3.2 8.4 Stock/incentive compensation – 1.7 0.6 1.1 – Inventory revaluation adjustment on acquired business 1.4 – – – – Transaction expenses – 9.9 – – 1.2 Shared service/corporate costs – – (2.0) – – Commodity hedging gains – – (3.6) – – Plant start-up costs – – – 0.4 – Board of director costs – – – – 0.4 Other – (0.1) (0.1) 0.7 (0.1) Adjusted EBITDA $ 17.2 $ 18.2 $ 40.4 CAD 32.8 $ 26.9 ($ in mm) Note: The amounts in the table are derived from unaudited internal financial data prepared by management of each respective seller and from due diligence procedures performed by Post. These amounts represent our management’s estimates as of the date of this presentation only. (1) Golden Boy financials reported in CAD.

Historical Financials Reconciliation Hearthside Assets and Premier Nutrition (Partial Year) 46 ($ in mm) Hearthside Assets Premier Nutrition 10/1/12 through 5/27/13 10/1/12 through 8/31/13 Earnings Before Tax $ 7.7 $ (4.8) Depreciation and amortization 3.0 7.3 Interest Expense, net – 2.7 Stock compensation – 1.7 Transaction expenses (1) – 9.9 Other – (0.1) Adjusted EBITDA $ 10.7 $ 16.7 Note: The amounts in the table are derived from unaudited internal financial data prepared by management of each respective seller and from due diligence procedures performed by Post. These amounts represent our management’s estimates as of the data of this presentation only. (1) Represents costs incurred by Premier Nutrition in connection with its acquisition by Post and recorded in the pre-transaction financials of Premier Nutrition.